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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

SUBSIDIARY NAME                                        STATE OF INCORPORATION
---------------                                        ----------------------
Collaboration Properties, Inc.                         Nevada
Avistar Systems (U.K.) Limited                         U.K.
Avistar Corporation                                    Delaware
Avistar Financial Corporation                          Delaware